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                                                                       Exhibit A
                                                                       ---------

                                    AGREEMENT

     The undersigned parties do hereby agree that a Schedule 13D, and any amendment thereto, pertaining to the shares of Common Stock of RIVIERA HOLDINGS CORPORATION beneficially owned by said parties shall be jointly filed on behalf of each of the undersigned.

         IN WITNESS WHEREOF, each of the undersigned has executed this Agreement this 10th day of July 2002.

                                   /s/ DONALD J. TRUMP
                                   ---------------------------------------------
                                   Donald J. Trump

                                   TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.

                                      By:  TRUMP HOTELS & CASINO RESORTS, INC.,
                                           its general partner


                                           /s/ ROBERT M. PICKUS
                                           --------------------
                                           Robert M. Pickus
                                           Executive Vice President, Secretary
                                           and General Counsel